Kodiak Energy, Inc.

EXHIBIT 23 .1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130561) and on Form SB-2 (No. 333-147325) of Kodiak Energy, Inc. of our report dated February 27, 2008, with respect to Note 2, 2007 restatement dated March 26, 2009, with respect to our audit of the consolidated restated financial statements of Kodiak Energy, Inc. which is included in the annual report on Form 10-K for the year ended December 31, 2007.

/s/ MEYERS NORRIS PENNY LLP

Calgary, Canada

March 26, 2009